Exhibit 99.1

Velo3D Announces Third Quarter 2021 Financial Results
•Completed merger transaction to become publicly traded company
•Strong revenue growth – 23% sequential increase from Q2
•Shipments up 50% YTD – 15 in 2021 vs 10 in 2020
•Strong third quarter bookings - 10 systems in Q3 vs 6 in Q2
•Market expansion into Europe – first system shipped to EU customer
•Sapphire XC development program on track – first customer parts printed in Q3
•Significant backlog for 2022 – 17 XC firm orders, $85M total bookings/pre-orders

CAMPBELL, Calif., Nov. 9, 2021 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its third quarter ended September 30, 2021.

“Our strong third quarter results reflect increasing demand for our industry changing end-to-end Sapphire solution which is redefining the production of high value metal parts for mission critical applications”, said Benny Buller, CEO of Velo3D. “We remain committed to helping our customers design and build the parts they need—without compromise. With the upcoming release of our Sapphire® XC solution, we intend to accelerate the deployment of the next generation technologies our customers are creating.”

“One of the key highlights for the quarter was the closing of our merger with JAWS Spitfire. This merger was a huge milestone for the Company, enabling us to become a publicly traded company and generating approximately $274 million of net cash proceeds from the transaction. We believe we now have the liquidity to continue to invest in driving technology innovation while providing the resources needed to fund our future growth plans”.

“Operationally, we were also pleased with our strong growth momentum as we exceeded our revenue target and posted very strong bookings for the quarter. Demand for our new Sapphire XC system continues to grow strongly with bookings of $40 million and pre-orders of $45 million at the end of October. We are also on plan for our first customer shipment of our Sapphire XC system by the end of the year. The third quarter also marked another strategic milestone for the Company as we shipped our first system to a European customer, expanding our footprint to a market that we believe offers significant long-term opportunity. Finally, we continue to invest for future growth as we build out our new manufacturing facility which we expect to open by the end of the year. We expect this expansion will be a key driver of our 2022 growth and will provide us with the capacity to meet our demand forecasts through 2024”, continued Buller.

“Given our industry leading technology, increasing demand from our diverse customer base, strong balance sheet and a focus on maintaining our commitment to quality, we believe we are well positioned for future growth as we continue to push the boundaries of what is achievable with metal additive manufacturing”, concluded Buller.

($ Millions, except percentages and per-share data)	3rd Quarter 2021	2nd Quarter 2021	3rd Quarter 2020
GAAP revenue	$8.7	$7.1	$2.3
GAAP gross margin	17%	31%	21%
GAAP net income (loss)[1]	($66.6)	($12.5)	($7.1)
GAAP net income (loss) per diluted share	($3.36)	($0.78)	($0.44)

Non-GAAP net income (loss)[2]	($14.6)	($10.0)	($6.6)
Non-GAAP net income (loss) per diluted share[2]	($0.74)	($0.62)	($0.42)
Cash	$297	$12	$22
Information about Velo3d’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release
1.Third quarter 2021 results include $51 million extraordinary charge related to the loss on fair value on the convertible note modification in conjunction with the JAWS Spitfire merger transaction
2.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude stock-based compensation expense, fair value adjustment for the Company’s warrants and earnout liabilities and charge related to the loss on fair value on the convertible note modification

Summary of Third Quarter results
Revenue for the third quarter was $8.7 million, an increase of 22% compared to the second quarter of 2021. The improvement in revenue was driven primarily by higher Sapphire system sales. Additionally, recurring revenue for the third quarter rose 34% compared to the second quarter as the Company continued to benefit from its expanding installed base of systems.

The Company shipped 5 systems in the third quarter and 15 year to date. Year to date shipments rose 50% compared to the same time period in 2020. This increase reflects the Company’s repeat purchases by existing customers and its expanding customer base, with the addition of nine new customers so far in 2021, more than doubling the Company’s customer base since year end 2020. Finally, the Company increased its revenue visibility for the fourth quarter and fiscal year 2022 as it had booked 10 systems, compared to five in the second quarter and 20 for all of 2020.

Gross margin for the quarter was 17% and reflected the impact of increased overhead expenses, primarily related to under absorbed production and service network costs as the Company scaled up its operations in anticipation of strong growth in 2022, new metal development costs and higher than anticipated material and shipping expenses. The Company also increased its spend for customer system upgrades to improve performance and quality. The Company believes that these continued investments will increase its addressable market, improve customer utilization rates and position the Company for growth in 2022.

Operating expenses for the quarter rose 18% sequentially to $16.5 million, primarily driven by headcount costs associated with the Company’s expansion plans and increased spend related to the Company’s technology development initiatives. Non-GAAP operating expenses, which exclude merger related costs of $0.9 million as well as stock compensation expense of $0.7 million, were $15 million.

Net loss for the quarter was $66.6 million. This included a $51 million extraordinary charge related to the loss on fair value on the convertible note modification in conjunction with the JAWS Spitfire merger transaction. Non-GAAP net loss, which excludes the loss on fair value on the convertible note modification, merger costs and other items such as stock based compensation, was $14.6 million. Adjusted EBITDA for the quarter, excluding the loss on fair value on the convertible note modification was a loss of $13.0 million. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The Company ended the quarter with a strong balance sheet with $297 million in cash including $274 million in net proceeds from its merger transaction. As a result, the Company believes it has the liquidity to continue to invest in driving technology innovation while providing the resources needed to fund its future growth plans.

Guidance
For fiscal year 2021, the Company is providing the following guidance.

a.Revenue of $26 million
b.Total Sapphire shipments – 22-24
c.Total Sapphire bookings – more than 24
d.Total Sapphire XC backlog - 20
e.New customer additions – 12-15

For fiscal year 2022, given its significant backlog and increasing demand for its Sapphire XC solution, the Company remains confident in its ability to achieve its 2022 revenue forecast of $89 million.

The Company will host a conference call for investors this afternoon to discuss its third quarter 2021 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers, and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion™ manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021. For more information, please visit https://www.velo3d.com, or follow the company on LinkedIn or Twitter.

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contacts:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s guidance for full year 2021 (including the Company’s estimates for revenue, total Sapphire shipments, total Sapphire bookings, total Sapphire XC backlog and new customer additions), the Company’s revenue forecast for 2022 and its ability to achieve such forecast, the timing of the Company’s first Sapphire XC shipment, the timing of the Company’s manufacturing facility expansion, the Company’s ability to meet demand forecasts through 2024, the anticipated financial impacts of the merger transaction with JAWS Spitfire, the expected benefits of the Company’s investments, the Company’s expectations regarding its capital requirements, and the Company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus relating to the business combination (the “Proxy Statement/Prospectus”), which was filed by JAWS Spitfire with the SEC on September 8, 2021 and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the merger transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) costs related to the merger transaction; (3) changes in the applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of the global COVID-19 pandemic; and (6) other risks and uncertainties indicated from time to time described in the Proxy Statement/Prospectus, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The Company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the Company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “EBITDA,” “Adjusted EBITDA”, “Non-GAAP Net Income (loss)”, and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, Non-GAAP Net Income (loss) and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company business.

The following table reconciles Net loss to EBITDA, Adjusted EBITDA, Non-GAAP Net Income (loss) and Total Operating Expenses to Adjusted Operating Expenses during the three and nine months ended September 30, 2021 and 2020:

Velo3D, Inc.
NON-GAAP Net Income (Loss) Reconciliation
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,				Three months ended June 30,
	2021		2020		2021		2020		2021		2020
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$8,711	100.0%	$2,273	100.0%	$17,029	100.0%	$12,233	100.0%	$7,146	100.0%	$3,561	100.0%
Gross profit	1,474	16.9%	488	21.5%	3,268	19.2%	3,993	32.6%	2,184	30.6%	1,589	44.6%
Net income (loss)	$(66,578)	(764.3)%	$(7,107)	(312.7)%	$(92,663)	(544.1)%	$(17,591)	(143.8)%	$(12,536)	(175.4)%	$(4,782)	(134.3)%
Stock based compensation	676	7.8%	466	20.5%	1,751	10.3%	1,243	10.2%	760	10.6%	389	10.9%
Loss on fair value on the convertible note modification	50,577	580.6%	—	—%	50,577	297.0%	—	—%	—	—%	—	—%
Loss/(gain) on fair value of warrants	1,892	21.7%	2	0.1%	3,633	21.3%	(5)	—%	227	3.2%	(3)	(0.1)%
Gain on fair value of contingent earnout liabilities	(2,014)	(23.1)%	—	—%	(2,014)	(11.8)%	—	—%	—	—%	—	—%
Merger related transactional costs	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%	—	—%
Non-GAAP Net income (loss)	$(14,601)	(167.6)%	$(6,639)	(292.1)%	$(34,356)	(201.7)%	$(16,353)	(133.7)%	$(9,966)	(139.5)%	$(4,396)	(123.4)%

Non-GAAP Net loss per share attributable to common stockholders, basic and diluted	$(0.74)		$(0.42)		$(1.98)		$(1.05)		$(0.62)		$(0.28)

Weighted-average shares used in computing Non-GAAP net loss per share attributable to common stockholders, basic and diluted	19,793,868		15,994,154		17,348,557		15,503,475		16,150,202		15,774,755

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,				Three months ended June 30,
	2021		2020		2021		2020		2021		2020
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$8,711	100.0%	$2,273	100.0%	$17,029	100.0%	$12,233	100.0%	$7,146	100.0%	$3,561	100.0%
Net loss	(66,578)	(764.3)%	(7,107)	(312.7)%	(92,663)	(544.1)%	(17,591)	(143.8)%	(12,536)	(175.4)%	(4,782)	(134.3)%
Interest expense	986	11.3%	48	2.1%	1,630	9.6%	200	1.6%	524	7.3%	71	2.0%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	584	6.7%	322	14.2%	1,276	7.5%	851	7.0%	221	3.1%	273	7.7%
EBITDA	$(65,008)	(746.3)%	$(6,737)	(296.4)%	$(89,757)	(527.1)%	$(16,540)	(135.2)%	$(11,791)	(165.0)%	$(4,438)	(124.6)%
Stock based compensation	676	7.8%	466	20.5%	1,751	10.3%	1,243	10.2%	760	10.6%	389	10.9%
Loss/(gain) on fair value of warrants	1,892	21.7%	2	0.1%	3,633	21.3%	(5)	—%	227	3.2%	(3)	(0.1)%
Gain on fair value of contingent earnout liabilities	(2,014)	(23.1)%	—	—%	(2,014)	(11.8)%	—	—%	—	—%	—	—%
Adjusted EBITDA	$(64,454)	(739.9)%	$(6,269)	(275.8)%	$(86,387)	(507.3)%	$(15,302)	(125.1)%	$(10,804)	(151.2)%	$(4,052)	(113.8)%
Merger related transactional costs	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%	—	—%
Loss on fair value on the convertible note modification	50,577	580.6%	—	—%	50,577	297.0%	—	—%	—	—%	—	—%
Adjusted EBITDA excluding merger related transactional costs and loss on fair value on the convertible note modification	$(13,031)	(149.6)%	$(6,269)	(275.8)%	$(31,450)	(184.7)%	$(15,302)	(125.1)%	$(9,221)	(129.0)%	$(4,052)	(113.8)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,				Three months ended June 30,
	2021		2020		2021		2020		2021		2020
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$8,711	100.0%	$2,273	100.0%	$17,029	100.0%	$12,233	100.0%	$7,146	100.0%	$3,561	100.0%
Cost of revenue	7,237	83.1%	1,785	78.5%	13,761	80.8%	8,240	67.4%	4,962	69.4%	1,972	55.4%
Gross profit	$1,474	16.9%	$488	21.5%	$3,268	19.2%	$3,993	32.6%	$2,184	30.6%	$1,589	44.6%
Operating expenses
Research and development	7,987	91.7%	4,043	177.9%	19,081	112.1%	10,917	89.2%	6,399	89.5%	3,165	88.9%
Selling and marketing	3,346	38.4%	1,526	67.1%	7,706	45.3%	4,401	36.0%	2,337	32.7%	1,362	38.2%
General and administrative	5,158	59.2%	1,941	85.4%	15,162	89.0%	6,069	49.6%	5,218	73.0%	1,788	50.2%
Total operating expenses	$16,491	189.3%	$7,510	330.4%	$41,949	246.3%	$21,387	174.8%	$13,954	195.3%	$6,315	177.3%
Stock based compensation	676	7.8%	466	20.5%	1,751	10.3%	1,243	10.2%	760	10.6%	389	10.9%
Merger related transactional costs	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%	—	—%
Adjusted operating expenses	$14,969	171.8%	$7,044	309.9%	$35,838	210.5%	$20,144	164.7%	$11,611	162.5%	$5,926	166.4%

Velo3D, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Revenue	$8,711	$2,273	$17,029	$12,233
Cost of revenue	7,237	1,785	13,761	8,240
Gross profit	1,474	488	3,268	3,993
Operating expenses
Research and development	7,987	4,043	19,081	10,917
Selling and marketing	3,346	1,526	7,706	4,401
General and administrative	5,158	1,941	15,162	6,069
Total operating expenses	16,491	7,510	41,949	21,387
Loss from operations	(15,017)	(7,022)	(38,681)	(17,394)
Interest expense	(986)	(48)	(1,630)	(200)
Loss on fair value on the convertible note modification	(50,577)	—	(50,577)	—
Loss/(gain) on fair value of warrants	(1,892)	(2)	(3,633)	5
Gain on fair value of contingent earnout liabilities	2,014	—	2,014	—
Other income (expense), net	(120)	(35)	(156)	(2)
Loss before provision for income taxes	(66,578)	(7,107)	(92,663)	(17,591)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(66,578)	$(7,107)	$(92,663)	$(17,591)
Net loss per share attributable to common stockholders, basic and diluted	$(3.36)	$(0.44)	$(5.34)	$(1.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	19,793,863	15,994,154	17,348,557	15,503,475

Velo3D, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
	2021	2020
	(in thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$296,826	$15,517
Accounts receivable, net	6,558	1,232
Inventories	15,220	7,309
Contract assets	1,510	3,033
Prepaid expenses and other current assets	9,069	807
Total current assets	329,183	27,898
Property and equipment, net	5,001	1,006
Equipment on lease, net	7,748	2,855
Other assets	5,858	932
Total assets	$347,790	$32,691
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$33,343	$1,226
Accrued expenses and other current liabilities	6,552	2,512
Debt – current portion	13,731	3,687
Contract liabilities	17,116	4,702
Total current liabilities	70,742	12,127
Long-term debt – less current portion	14,322	4,316
Convertible notes payable	—	—
Other noncurrent liabilities	116,342	365
Total liabilities	201,406	16,808
Commitments and contingencies (Note 16)
Redeemable convertible preferred stock, $0.00001 par value, 10,000,000 and 102,208,350 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 and 95,945,683 shares issued as of September 30, 2021 and December 31, 2020, respectively, 0 and 95,945,683 shares outstanding as of September 30, 2021 and December 31, 2020; liquidation preference of $0 and $133,762 as of September 30, 2021 and December 31, 2020, respectively	—	123,704
Stockholders’ equity (deficit):
Common stock, $0.00001 par value – 500,000,000 and 176,025,618 shares authorized at September 30, 2021 and December 31, 2020, 183,163,825 and 16,003,558 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2	1
Additional paid-in capital	361,821	14,954
Accumulated deficit	(215,439)	(122,776)
Total stockholders’ equity (deficit)	146,384	(107,821)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$347,790	$32,691

Velo3D, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2021	2020
	(In thousands)
Cash flows from operating activities
Net loss	$(92,663)	$(17,591)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,276	851
Stock-based compensation	1,751	1,243
Loss on fair value on the convertible note modification	50,577	—
Loss/(gain) on fair value of warrants	3,633	(5)
Gain on fair value of contingent earnout liabilities	(2,014)	—
Changes in assets and liabilities
Accounts receivable	(5,326)	(790)
Inventories	(6,391)	(1,383)
Contract assets	1,523	(133)
Prepaid expenses and other assets	(10,669)	491
Accounts payable	10,019	(624)
Accrued expenses and other liabilities	4,040	(1,239)
Contract liabilities	12,414	(669)
Other noncurrent liabilities	565	(46)
Net cash used in operating activities	(31,265)	(19,895)
Cash flows from investing activities
Purchase of property and equipment	(1,534)	(225)
Production of equipment for lease to customers	(6,919)	(2,954)
Net cash used in investing activities	(8,453)	(3,179)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	28,278
Proceeds from Merger	317,849	—
Payment of transactional cost related to Merger	(19,666)
Proceeds from loan refinance	19,339	—
Repayment of term loan and equipment loan	(4,819)	—
Proceeds from term loan revolver facility	3,000	—
Proceeds from equipment loans	5,600	1,550
Repayment of equipment loans	(3,070)	(370)
Proceeds from convertible notes	5,000	5,415
Issuance of common stock upon exercise of stock options	313	53
Net cash provided by financing activities	323,546	34,926
Net change in cash and cash equivalents	283,828	11,852

Cash and cash equivalents at beginning of period	15,517	9,815
Cash and cash equivalents at end of period	$299,345	$21,667
Supplemental disclosure of cash flow information
Cash paid for interest	$857	$187
Supplemental disclosure of non-cash information
Extinguishment of redeemable convertible preferred stock	$—	$13,274
Conversion of warrants into redeemable convertible preferred stock, net settlement	1,046	—
Conversion of convertible notes to Series D redeemable convertible preferred stock	5,000	1,512
Conversion of redeemable convertible preferred stock into common stock	123,704	—
Conversion of warrants into common stock, net settlement	3,488	—
Reclassification of warrants liability upon the reverse merger	96,547	—
Reclassification of contingent earnout liability upon the reverse merger	21,051	—
Issuance of common stock warrants in connection with financing	316	—
Unpaid liabilities related to property and equipment	3,231	103
Unpaid merger related transactional costs	19,913	—

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